Exhibit 99.1

Web.com Reports Fourth Quarter and Full Year 2009 Financial Results

JACKSONVILLE, FL – February 9, 2010 – Web.com Group, Inc.  (NASDAQ: WWWW), a leading provider of online marketing for small and medium-sized businesses, today announced results for the fourth quarter and full year ended December 31, 2009.

David Brown, Chairman and CEO of Web.com, said, “Web.com delivered solid financial results in 2009 considering the economic pressures impacting the small business market place.  During the fourth quarter of and full year 2009, we grew our subscriber base, reduced churn  to record low levels and continued to expand our distribution channels.  In addition, we generated strong cash flow and shareholder value as a result of our focus on maximizing operational efficiency and successfully executing on our share repurchase program.”

Brown added, “The small business market continues to face strong economic headwinds, and visibility into a macro improvement remains limited.  As a result, our focus to start 2010 is largely the same as it was entering 2009.  We will continue to focus on generating strong cash flow and non-GAAP operating margins in the mid-teens range, in addition to further diversifying our partnership channel.  At the same time, we plan to increase our investments in direct sales and marketing programs to further enhance the company’s longer-term growth profile.  Web.com again proved its resiliency during 2009, and we expect to further strengthen our long-term market position during 2010.”

Summary of Fourth Quarter 2009 Results:

•	Total revenue was $26.3 million for the fourth quarter of 2009, an increase from $26.1 million in the third quarter of 2009 and compared to $28.7 million for the fourth quarter of 2008.

•
Operating income, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $480 thousand, compared to an operating loss of $100.5 million for the fourth quarter of 2008. The prior year period included a goodwill and asset impairment charge of $102.6 million.

•
GAAP net income from continuing operations, which included a net income tax benefit of $1.5 million, was $2.1 million for the fourth quarter of 2009.  This compares to GAAP net loss from continuing operations of $100.4 million in the fourth quarter of 2008.  GAAP net income from continuing operations was $0.07 per diluted share for the fourth quarter of 2009, compared to GAAP net loss from continuing operations of $3.75 per diluted share for the fourth quarter of 2008.

•	Non-GAAP operating income was $4.3 million for the fourth quarter of 2009, representing a non-GAAP operating margin of 16% and compared to $6.3 million for the fourth quarter of 2008.

•
Non-GAAP net income was $4.3 million for the fourth quarter of 2009, compared to $6.5 million in the fourth quarter of 2008.  Non-GAAP net income per diluted share was $0.16 for the fourth quarter of 2009, compared to $0.23 per diluted share for the fourth quarter of 2008.

•
Adjusted EBITDA, which excludes the impact of stock-based compensation, goodwill and asset impairment charges, and restructuring charges, was $4.9 million for the fourth quarter of 2009, compared to $7.0 million for the fourth quarter of 2008.

•
Cash flows from operations were $3.6 million for the fourth quarter of 2009, and $4.2 million excluding the pay down of accrued restructuring expenses.  This compared to $4.8 million and $6.2 million, respectively, for the fourth quarter of 2008.

Other Highlights:

•	Web.com’s total net subscribers were approximately 275,000 at the end of the fourth quarter of 2009, up approximately 2,000 compared to the end of the prior quarter.

•	Customer churn was 3.3% for the fourth quarter of 2009, representing an all-time low and down from 3.4% for the third quarter of 2009.

•
On November 12, 2009, Web.com introduced full-service customer call center services powered by its eCommerce specialty company, Solid Cactus.  Web.com’s Call Center Services eliminates the inherent inefficiencies and costly overhead associated with staffing a small in-house customer service function.

Summary of Full Year 2009 Financial Results:

•	Total revenue was $106.5 million, compared to $120.1 million for the full year 2008.

•
GAAP operating loss was $93 thousand and GAAP net income from continuing operations per diluted share was $0.10 for the full year 2009, compared to a GAAP operating loss of $97.1 million and GAAP net loss from continuing operations per share of $3.51 for the full year 2008.  GAAP net income for the full year 2009 included a net income tax benefit of $1.4 million or $0.05 per diluted share.

•
Non-GAAP operating income was $17.3 million for the full year 2009, representing a non-GAAP operating margin of 16%.  Non-GAAP net income from continuing operations per diluted share was $0.68 for the full year 2009, compared to $0.74 for the full year 2008.

•
Adjusted EBITDA, excluding the impact of stock-based compensation, restructuring charges and goodwill and asset impairment, was $20.0 million for the full year 2009, compared to $24.0 million for the full year 2008.

•	Cash flows from operations were $15.5 million for the full year 2009, compared to $15.0 million for the full year 2008.

Conference Call Information

Management will host a conference call to discuss Web.com’s results and other matters related to the Company’s business, including guidance related to future results, today February 9, 2010, at 5:00 p.m. (Eastern Time). A live webcast of the call will be available at the “Investor Relations” page of the Company’s website, http://www.web.com. To access the call, dial 877-407-0784 (domestic) or 201-689-8560 (international). A replay of this conference call will be available for a limited time at 877-660-6853 (domestic) or 201-612-7415 (international). The replay account number is 3055 and the conference ID is 341738. A replay of the webcast will also be available for a limited time at http://ir.web.com.

All per share numbers for non-GAAP net income per share are expressed on a weighted-average diluted per share basis. Non-GAAP net income excludes stock-based compensation expense, amortization expense related to acquisitions, restructuring charges, the deferred revenue adjustment due to purchase accounting, income tax expense, and includes an estimated cash tax rate to be paid during 2009.  Non-GAAP operating income excludes stock-based compensation expense, amortization expense related to acquisitions, restructuring charges, and the deferred revenue adjustment related to purchase accounting.  A reconciliation of GAAP financial measures to non-GAAP financial measures results has been provided in the financial statement tables included in this press release.  An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

About Web.com

Web.com Group, Inc. (Nasdaq: WWWW) is a leading provider of online marketing for small and medium-sized businesses. Web.com meets the needs of small and medium-sized businesses anywhere along their lifecycle by offering a full range of online services and support, including website design, logo design, search engine optimization, search engine marketing and local sales leads, general contractor leads, franchise and homeowner association websites,  shopping cart software, eCommerce web site design and call center services. For more information on the company, please visit http://www.web.com/ or call 1-800-GETSITE.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G.  Web.com believes presenting non-GAAP net income attributable to common stockholders, non-GAAP net income per share attributable to common stockholders and non-GAAP operating income is useful to investors, because it describes the operating performance of the company and helps investors gauge the company’s ability to generate cash flow, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP.  Company management uses these non-GAAP measures as important indicators of the company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.  You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

Relative to each of the non-GAAP measures the company presents above, management further sets forth its rationale as follows:

•
Non-GAAP Operating Income.  The Company excludes from non-GAAP operating income amortization of intangibles, fair value adjustment to deferred revenue, restructuring charges and stock-based compensation charges.  Management believes that excluding these non-cash charges assists investors in evaluating period-over-period changes in the Company’s operating income without the impact of items that are not a result of the Company’s day-to-day business and operations.

•
Non-GAAP Net Income from Continuing Operations and Non-GAAP Net Income From Continuing Operations Per Diluted Share.  The Company excludes from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, income tax expense, fair value adjustment to deferred revenue, restructuring charges and stock-based compensation, and includes cash income tax expense, because management believes that excluding such measures helps investors better understand the Company’s operating activities.

•
Adjusted EBITDA. The Company excludes from Adjusted EBITDA depreciation expense, amortization of intangibles, income tax, interest expense, interest income, and stock-based compensation, and restructuring charges, because management believes that excluding such items helps investors better understand the Company's operating activities.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation.   These expenses consist of expenses for employee stock options and employee stock purchases under ASC 718-10. The Company excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. Prior to the adoption of ASC 718-10 in fiscal 2006, the Company did not include expenses related to employee stock options and employee stock purchases directly in its financial statements, but elected, as permitted, to disclose such expenses in the footnotes to its financial statements. As the Company applies ASC 718-10, it believes that it is useful to its investors to understand the impact of the application of ASC 718-10 to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by the Company and because such expense is not used by management to assess the core profitability of the Company’s business operations. The Company further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to the Company’s competitors’ operating results.

•
Amortization of intangibles.  The Company incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. The Company expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Depreciation expense.  The Company incurs depreciation expense associated with its fixed assets.  Although the fixed assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures.  In addition, excluding this item from certain non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Interest expense.  The Company incurs interest expense related to the indebtedness of the Company.  This item is excluded because the Company believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Interest income.  The Company earns interest income related to its cash and cash equivalents.  This item is excluded because the Company believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Restructuring charges.  The Company has recorded restructuring charges.  The Company excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

•
Income tax expense.  Due to the magnitude of the Company’s historical net operating losses and related deferred tax asset, the Company excludes income tax expense from its non-GAAP measures primarily because they are not indicative of the cash tax paid by the Company and therefore are not reflective of ongoing operating results. Further, excluding this non-cash item from non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results.  The Company also excludes income tax expense altogether from certain non-GAAP financial measures because the Company believes that the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance and facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Fair value adjustment to deferred revenue.  The Company has recorded a fair value adjustment to acquired deferred revenue in accordance with ASC 805-10-65. The Company excludes the impact of this adjustment from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company’s revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue therefore facilitates management’s internal comparisons to the Company’s historical operating results.

Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding Web.com’s expectations about its future financial performance and market position as well as expectations about the growth in markets, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words such as “plan” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com’s actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on our current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, our ability to integrate Web.com businesses, our ability to maintain our sales efficiency, our ability to maintain our existing, and develop new, strategic relationships, the number of our net subscriber additions and our monthly customer turnover.  These and other risk factors are set forth under the caption "Risk Factors" in Web.com’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at  www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:
Kori Doherty
ICR
617-956-6730
kori.doherty@icrinc.com

Source:  Web.com

Web.com Group, Inc.
Consolidated Statements of Operations
(in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue:
Subscription	$25,501	$28,032	$102,166	$117,256
Professional services	842	665	3,323	2,758
Other revenue	-	-	1,000	100
Total revenue	26,343	28,697	106,489	120,114

Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription (a)	10,067	9,868	38,311	42,584
Professional services	577	316	2,081	1,310
Total cost of revenue	10,644	10,184	40,392	43,894

Gross profit	15,699	18,513	66,097	76,220

Operating expenses:
Sales and marketing (a)	5,712	6,453	23,338	28,687
Research and development (a)	2,175	1,992	8,477	8,888
General and administrative (a)	4,181	4,334	19,140	19,390
Depreciation and amortization	3,132	3,431	13,295	13,408
Restructuring charges (a)	19	289	1,940	372
Goodwill and intangible asset impairment	-	102,552	-	102,552
Total operating expenses	15,219	119,051	66,190	173,297
Income (loss) from operations	480	(100,538)	(93)	(97,077)

Other income:
Interest, net	88	188	233	823
Income (loss) before income taxes from continuing operations	568	(100,350)	140	(96,254)
Income tax benefit (expense)	1,499	(30)	1,429	(126)
Net income (loss) from continuing operations	2,067	(100,380)	1,569	(96,380)

Discontinued operations:
Income from discontinued operations	-	131	232	170
(Loss) gain on sale of discontinued operations	(13)	-	808	-
(Loss) income from discontinued operations, net	(13)	131	1,040	170

Net income (loss)	$2,054	$(100,249)	$2,609	$(96,210)

Basic earnings per share:
Income (loss) from continuing operations attributable per common share	$0.08	$(3.75)	$0.06	$(3.52)
Income from discontinuing operations attributable per common share	$-	$0.01	$0.04	$0.01
Net income (loss) per common share	$0.08	$(3.74)	$0.10	$(3.51)

Diluted earnings per share:
Income (loss) from continuing operations attributable per common share	$0.07	$(3.75)	$0.06	$(3.52)
Income from discontinuing operations attributable per common share	$-	$0.01	$0.04	$0.01
Net income (loss) per common share	$0.07	$(3.74)	$0.10	$(3.51)

Weighted-average number of shares used in per share amounts:
Basic	25,333	26,784	25,312	27,398
Diluted	27,439	26,784	26,985	27,398

(a) Stock based compensation included above:
Subscription (cost of revenue)	$135	$100	$450	$357
Sales and marketing	268	238	913	933
Research and development	150	119	520	441
General and administration	682	830	3,015	3,058
Restructuring charges	-	-	1,183	-
Total	$1,235	$1,287	$6,081	$4,789

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands except per share data)

	December 31, 2009	December 31, 2008
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$39,427	$34,127
Restricted investments	545	-
Accounts receivable, net of allowance $429 and $645, respectively	4,561	5,019
Inventories, net of reserves of $0 and $78, respectively	-	39
Prepaid expenses	1,780	1,430
Prepaid marketing fees	535	665
Deferred taxes	-	1,093
Other current assets	95	134
Total current assets	46,943	42,507

Restricted investments	927	316
Property and equipment, net	7,388	8,204
Goodwill	12,895	9,000
Intangible assets, net	53,059	62,085
Deferred tax asset	109	-
Other assets	191	383
Total assets	$121,512	$122,495

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,306	$1,406
Accrued expenses	6,931	6,230
Accrued restructuring costs and other reserves	1,064	2,619
Deferred revenue	6,172	7,831
Accrued marketing fees	259	263
Notes payable	-	59
Capital lease obligations	223	-
Deferred tax liabilities	56	-
Other current liabilities	299	128
Total current liabilities	16,310	18,536

Accrued rent expense	676	535
Deferred revenue	159	180
Accrued restructuring costs and other reserves	-	1,214
Capital lease obligations	198	-
Deferred tax liabilities	-	2,712
Other liabilities	473	25
Total liabilities	17,816	23,202

Stockholders' equity
Common stock, $0.001 par value; 150,000,000 shares authorized; 27,796,824 and 28,093,759 shares issued and 26,176,967 and 26,633,436 shares outstanding at December 31, 2009 and December 31, 2008, respectively.	26	27
Additional paid-in capital	260,552	256,763
Treasury Stock, at cost, 1,619,857 and 1,460,323 shares at December 31, 2009 and December 31, 2008, respectively.	(5,477)	(3,483)
Accumulated deficit	(151,405)	(154,014)
Total stockholders' equity	103,696	99,293

Total liabilities and stockholders' equity	$121,512	$122,495

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Reconciliation of GAAP net income (loss) to non-GAAP net income

GAAP net income (loss)	$2,054	$(100,249)	$2,609	$(96,210)
Amortization of intangibles	2,540	2,632	10,453	10,208
Goodwill and asset impairment	-	102,552	-	102,552
Stock based compensation	1,235	1,287	4,898	4,789
Restructuring charges	19	289	1,940	372
Income tax expense	(1,499)	30	(1,429)	126
Cash income tax expense	(64)	(113)	(269)	(270)
Fair value adjustment to deferred revenue	2	45	59	308
Loss on operating assets and liabilities	(3)	44	2	44
Non-GAAP net income	$4,284	$6,517	$18,263	$21,919

Reconciliation of GAAP basic net income (loss) per share to non-GAAP basic net income per share

Basic GAAP net income (loss) per share	$0.08	$(3.74)	$0.10	$(3.51)
Amortization of intangibles per share	0.10	0.10	0.41	0.37
Goodwill and asset impairment	-	3.83	-	3.75
Stock based compensation per share	0.05	0.05	0.20	0.18
Restructuring charges per share	-	-	0.08	0.01
Income tax expense per share	(0.06)	-	(0.06)	-
Cash income tax expense per share	-	-	(0.01)	(0.01)
Fair value adjustment to deferred revenue per share	-	-	-	0.01
Loss on operating assets and liabilities per share	-	-	-	-
Basic Non-GAAP net income per share	$0.17	$0.24	$0.72	$0.80

Reconciliation of GAAP diluted net income (loss) per share to non-GAAP net income per share

Fully diluted shares:
Common stock	25,333	26,784	25,312	27,398
Diluted stock options	1,726	975	1,502	2,126
Diluted restricted stock	380	1	168	11
Warrants	-	12	3	142
Escrow shares	-	-	-	104
Total	27,439	27,772	26,985	29,781

Diluted GAAP net income (loss) per share	$0.07	$(3.74)	$0.10	$(3.51)
Dilutive equity and warrants per share	-	0.13	-	0.28
Amortization of intangibles per share	0.09	0.09	0.39	0.34
Goodwill and asset impairment	-	3.69	-	3.45
Stock based compensation per share	0.05	0.06	0.18	0.17
Restructuring charges per share	-	-	0.07	0.01
Income tax expense per share	(0.05)	-	(0.05)	-
Cash income tax expense per share	-	-	(0.01)	(0.01)
Fair value adjustment to deferred revenue per share	-	-	-	0.01
Loss on operating assets and liabilities per share	-	0.00	-	-
Diluted Non-GAAP net income per share	$0.16	$0.23	$0.68	$0.74

Reconciliation of GAAP operating income (loss) to non-GAAP operating income
GAAP operating income (loss)	$480	$(100,538)	$(93)	$(97,077)
Amortization of intangibles	2,540	2,632	10,453	10,208
Goodwill and asset impairment	-	102,552	-	102,552
Restructuring charges	19	289	1,940	372
Fair value adjustment to deferred revenue	2	45	59	308
Stock based compensation	1,235	1,287	4,898	4,789
Non-GAAP operating income	$4,276	$6,267	$17,257	$21,152

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	2%	-350%	0%	-81%
Amortization of intangibles	9%	9%	9%	9%
Goodwill and asset impairment	0%	358%	0%	86%
Restructuring charges	0%	1%	2%	0%
Fair value adjustment to deferred revenue	0%	0%	0%	0%
Stock based compensation	5%	4%	5%	4%
Non-GAAP operating margin	16%	22%	16%	18%

Reconciliation of GAAP operating income (loss) to adjusted EBITDA
GAAP operating income (loss)	$480	$(100,538)	$(93)	$(97,077)
Goodwill and asset impairment	-	102,552	-	102,552
Depreciation and amortization	3,132	3,431	13,295	13,408
Restructuring charges	19	289	1,940	372
Stock based compensation	1,235	1,287	4,898	4,789
Adjusted EBITDA	$4,866	$7,021	$20,040	$24,044

Web.com Group, Inc.
Consolidated Statement of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2009	2008
	(unaudited)	(audited)
Cash flows from operating activities

Net income (loss)	$2,609	$(96,210)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on sale of discontinued operations	(808)	-
Depreciation and amortization	13,295	13,408
Goodwill and asset impairment	-	102,552
Loss on operating assets and liabilities	2	44
Stock-based compensation expense	4,898	4,789
Restructuring charges	1,940	312
Deferred income tax	(1,672)	(9)
Changes in operating assets and liabilities:
Accounts receivable	1,065	1,275
Inventories	39	(13)
Prepaid expenses and other assets	34	3,270
Accounts payable, accrued expenses and other liabilities	(3,955)	(13,472)
Deferred revenue	(1,995)	(1,034)
Net cash provided by operating activities	15,452	14,972

Cash flows from investing activities

Business acquisition, net of cash received	(3,740)	(4,573)
Proceeds from sale of investment	-	8,500
Gain from sale of discontinued operations	808	-
Purchase of investment	-	(3,491)
Change in restricted investments	(1,156)	1,194
Purchase of property and equipment	(1,131)	(4,321)
Investment in intangible assets	(5)	(995)
Net cash (used in) investing activities	(5,224)	(3,686)

Cash flows from financing activities

Stock issuance costs	(19)	(23)
Common stock repurchased	(4,698)	(6,866)
Stock options repurchased	(979)	-
Payment of debt obligations	(642)	(1,187)
Proceeds from exercise of stock options	1,410	1,171
Net cash (used in) financing activities	(4,928)	(6,905)

Net increase in cash and cash equivalents	5,300	4,381
Cash and cash equivalents, beginning of period	34,127	29,746
Cash and cash equivalents, end of period	$39,427	$34,127

Supplemental cash flow information:
Interest paid	$47	$26
Income tax paid	$296	$146